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EXHIBIT 7(a)

                      [ Deloitte & Touche Letterhead ]


                        INDEPENDENT AUDITORS' CONSENT




We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-01949 on form S-6 of Valley Forge Life Insurance Company Variable Life Separate Account our report dated February 12, 1997, accompanying the financial statement of Valley Forge Life Insurance Company, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.




Deloitte & Touche LLP
Chicago, Illinois
April 30, 1997